SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 23, 2002


                                  eGames, Inc.
             (Exact name of registrant as specified in its charter)


Pennsylvania                            0-27102                 23-2694937
------------                            -------                 ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
 of incorporation)                                          Identification No.)



2000 Cabot Blvd. West, Suite 110, Langhorne, PA                 19047-1833
-----------------------------------------------                 ----------
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (215) 750-6606


                    -----------------------------------------
          (Former name or former address, if changed since last report)


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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits.

Exhibit
Number                   Description
---------                ---------------

99.1                     Press Release dated October 23, 2002


Item 9.   Regulation FD Disclosure

On October 23, 2002, eGames, Inc. (the "Company") issued a press release announcing its financial results for the three months ended September 30, 2002, as described in the press release attached as Exhibit 99.1 and incorporated herein by reference.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  eGames, Inc.


                                  By: /s/ Thomas W. Murphy
                                      ----------------------------------
                                      Thomas W. Murphy, Vice President and
                                      Chief Financial Officer

Dated: October 24, 2002

                                                                 EXHIBIT 99.1
At eGames, Inc.
---------------
Jerry Klein, President & CEO
(215) 750-6606 (Ext. 118)
Tom Murphy, Vice President & CFO
(215) 750-6606 (Ext. 113)

For Immediate Release

                         eGAMES ANNOUNCES FIRST QUARTER
                          FISCAL 2003 FINANCIAL RESULTS

Langhorne, PA - October 23, 2002 - eGames, Inc. (OTCBB: EGAM), a publisher and developer of Family Friendly(TM), value-priced consumer entertainment PC software games, today announced its financial results for the three months ended September 30, 2002.

Financial Results:
------------------
For the three months ended September 30, 2002, net sales increased by $303,000, or 20%, to $1,859,000 compared to $1,556,000 for the same quarter a year earlier. This $303,000 increase in net sales resulted from a $782,000 increase in net sales to North American traditional software customers and a $51,000 increase in net sales to North American OEM and licensing customers, which increases were partially offset by net sales decreases to North American non-traditional software customers and international customers of $489,000 and $41,000, respectively.

For the three months ended September 30, 2002, net income was $213,000, or $0.02 per diluted share, compared to a net loss of ($383,000), or ($0.04) per diluted share, for the same quarter last year. During this same period, the Company's gross profit improved to $979,000 compared to $598,000 for the same quarter a year ago. The $596,000 increase in net income resulted primarily from the 20% increase in net sales, combined with a 14% improvement in gross profit margin, as a percentage of net sales, and a 21% reduction in operating expenses. Additionally, net sales and net income both benefited by approximately $81,000 from agreements the Company entered into during the quarter with two customers to finalize their respective sales return allowances. For the three months ended September 30, 2002, the Company's gross profit margin improved to 53% compared to 39% for the same quarter a year earlier, resulting in a $381,000 improvement in gross profit. The primary factors contributing to this 14% gross profit margin improvement, include:

     o increased distribution of higher-priced consumer entertainment gaming software titles,
     o product and royalty cost savings resulting from the discontinuation of direct sales of lower margin third-party publisher software titles to drug store retailers,
     o   reduced low margin inventory closeout sales, and
     o reclamation, freight and inventory obsolescence cost savings resulting from the termination of the Company's direct distribution to drug store retailers, from which the Company had previously experienced high product return rates.

These factors were partially offset by an increase in royalty payments to third-party software developers as the cost to license new consumer entertainment PC software game content continued to increase.

Additionally, for the three months ended September 30, 2002, the Company reduced operating expenses by $202,000 or 21%, to $748,000, down from $950,000 during the same quarter last year. The largest savings in operating expenses occurred in marketing promotions, bad debt provisions and cash discounts. These cost savings were substantially related to the Company's strategic decision to transition its direct distribution to drug store retailers to a licensing relationship with a third-party distributor, and to redirect the Company's operational focus towards increasing product distribution with mass-merchant retailers and distributors serving those retailers.

Comments:
---------
Jerry Klein, President and CEO of eGames, stated "Our first quarter fiscal 2003 financial results represent the continuing successful execution of our focused business plan that we implemented as a result of the liquidity crisis we addressed this time last year.

In particular, we've made significant progress in strengthening our balance sheet by: converting accounts receivable balances and slow-moving inventory into cash, reducing debt, achieving operational profitability, and returning both our working capital and our stockholders' equity to positive levels. For example, as of September 30, 2002, we had working capital of $301,000 and stockholders' equity of $346,000, compared to September 30, 2001, when we had a working capital deficiency of ($1,986,000), and a stockholders' deficit of ($2,498,000). Continued strengthening of our balance sheet remains our dominant, focused objective going forward."

Mr. Klein further commented, "We accomplished a number of operational objectives in this year's fiscal first quarter that bode well for the remainder of fiscal 2003 such as significantly expanding our North American retail distribution to more than three times the number of retail facings we enjoyed this same time last year and our initial launch of higher-end PC software games retail priced at $19.99 or $29.99. Our business plan is focused to serve our core value-priced consumer and the retailers serving them and to gradually increase our product offering to include titles that appeal to the higher-end game player that is looking for a high-value gaming experience at an affordable price."

About the Company:
------------------
eGames, Inc., headquartered in Langhorne, PA, develops, publishes and markets a diversified line of Family Friendly(TM), value-priced consumer entertainment PC software games. The Company promotes the eGames(TM), Game Master Series(TM), and Outerbound(TM) brands in order to generate customer loyalty, encourage repeat purchases and differentiate eGames software products to retailers and consumers. eGames - Where the "e" is for Everybody! Additional information regarding eGames, Inc. can be found on the Company's Web site at www.egames.com.

Forward-Looking Statement Safe Harbor:
--------------------------------------
This press release contains certain forward-looking statements, including without limitation, statements regarding the increase in the number of retail facings carrying the Company's products and the launch of higher-priced, higher-end PC software games, and the effect of accomplishing these operational objectives on the financial results for the remainder of fiscal 2003; and the Company's plan to gradually increase its product offering to include more higher-priced PC software games. The actual results achieved by the Company and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements are in many ways beyond the Company's control. The Company cautions readers that the following important factors, among others, could cause the Company's actual results to differ materially from those expressed in this press release: the market acceptance and successful sell-through results for the Company's products at retail stores, particularly new titles that are priced higher than those that the Company has historically sold; the market acceptance of increased pricing of the Company's products; the amount of unsold product that is returned to the Company by retail stores; the Company's ability to accurately predict the amount of product returns that will occur and the adequacy of the reserves established for such returns; the success of the Company's distribution strategy, including its ability to enter into new distribution and direct sales relationships on commercially acceptable terms; the continued allocation of adequate shelf space for the Company's products in major retail chain stores; the Company's ability to collect outstanding accounts receivable and establish adequate reserves for uncollectible receivables; the ability to deliver products in response to orders within a commercially acceptable time frame; downward pricing pressure; fluctuating costs of developing, producing and marketing the Company's products; the Company's ability to license or develop quality content for its products; consumers' continued demand for value-priced software; increased competition in the value-priced software category; and various other factors, many of which are beyond the Company's control. Risks and uncertainties that may affect the Company's future results and performance also include, but are not limited to, those discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 filed with the Securities and Exchange Commission and also posted on the Company's website, www.egames.com.

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